UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2016
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
_____________________________

Illinois (State or other jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)
9700 West Higgins Road Rosemont, Illinois (Address of principal executive offices)		60018 (Zip Code)
Registrant’s telephone number, including area code (847) 939-9000
N/A
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On December 12, 2016, Wintrust Financial Corporation (“Wintrust”) entered into the Third Amendment, dated as of December 12, 2016 (the “Amendment”) to the Credit Agreement dated as of December 15, 2014 (as amended, the “Credit Agreement”) among Wintrust, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.
Pursuant to the Amendment, the maturity date of the borrowings under the revolving credit facility established by the Credit Agreement has been extended to December 11, 2017.
The Amendment also:

•	increased the threshold related to the negative lien covenant from $40 million to $60 million;

•	increased the threshold related to the restriction on subordinated debt from $125 million to $200 million;

•
added a financial covenant providing that Wintrust will not permit its common equity Tier 1 Ratio to be less than the minimum common equity Tier 1 Ratio for Wintrust on a consolidated basis or any of its subsidiary banks to qualify as “well-capitalized” (as defined and determined by the appropriate regulatory authority); and

•	generally updated select defined terms and certain regulatory provisions, including certain representations and covenants of Wintrust related to regulatory matters.
The above summary of the Amendment does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Third Amendment, dated as of December 12, 2016, to the Credit Agreement dated as of December 15, 2014, as amended, among Wintrust Financial Corporation, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/Kathleen M. Boege
Kathleen M. Boege Executive Vice President, General Counsel and Corporate Secretary

Date: December 14, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1
Third Amendment, dated as of December 12, 2016, to the Credit Agreement dated as of December 15, 2014, as amended, among Wintrust Financial Corporation, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.

4